United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 25, 2011

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 25, 2011, Realty Income Corporation (the “Company”) entered into the First Amendment to its Credit Agreement among the Company, as Borrower, each of the Lenders party thereto (as defined in the original credit agreement, dated December 13, 2010), and Wells Fargo Bank, National Association, (the “Amended Credit Agreement”).

This Amended Credit Agreement was required in order to facilitate the Company’s previously announced signing of definitive purchase agreements for the acquisition of approximately $544 million of single tenant, retail, distribution, office and manufacturing properties, expected to occur in the first half of 2011.  At the time of acquisition, a portion of this portfolio of properties will be subject to non-recourse debt to be assumed by newly formed subsidiaries of the Company that will be prohibited from guaranteeing the original $425 million credit facility.

This Amended Credit Agreement primarily provides for the following changes to the $425 million credit facility:

●	A new definition of “Excluded Subsidiary,” which “Excluded Subsidiaries” (as defined in the Amended Credit Agreement) would not be required to guarantee the credit facility;
●
“Excluded Subsidiaries” (as defined in the Amended Credit Agreement) would not be subject to the requirements of Section 10.3 of the Amended Credit Agreement regarding restrictions on intercompany transfers;

●	“Excluded Subsidiaries” (as defined in the Amended Credit Agreement) would not be permitted to incur any indebtedness other than Nonrecourse Indebtedness (as defined in the Amended Credit Agreement);
●	The Company and its subsidiaries would be limited in the amount of investments permitted to be made in the “Excluded Subsidiaries” (as defined in the Amended Credit Agreement); and
●
A new financial covenant pursuant to which the Borrower will not permit the amount of Gross Asset Value (“GAV”) (as defined in the Amended Credit Agreement) attributable to assets directly owned by the Borrower and the Guarantors (as defined in the Amended Credit Agreement) to be less than 90% of GAV at any time.

The foregoing description of the Amended Credit Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Amended Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1   The First Amendment to Credit Agreement among the Company, as Borrower, each of the Lenders party thereto (as defined in the original credit agreement, dated December 13, 2010), and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2011	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                                 Description
10.1
The First Amendment to Credit Agreement among the Company, as Borrower, the Lenders party thereto (as defined in the original credit agreement, dated December 13, 2010), and Wells Fargo Bank, National Association.